August 14, 2017

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street Northeast

Washington, DC 20549-2000

RE:	TraqIQ, Inc., fka Thunderclap Entertainment, Inc.
File No. 333-172658

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated August 14, 2017 of TraqIQ, Inc., fka Thunderclap Entertainment, Inc., (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP